UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

August 6, 2009

C&D Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9389	13-3314599
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Union Meeting Road, Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 619-2700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2009, upon the recommendation of the Nominating/Corporate Governance Committee, our Board of Directors appointed David S. Gee as a member of our Board of Directors. In connection with this appointment, our Board of Directors increased the size of the Board from eight to nine directors and appointed Mr. Gee to fill the vacancy. Mr. Gee was also appointed to serve as a member of the Compensation Committee of the Board.

Mr. Gee’s extensive career in the energy field includes executive leadership roles at AES Corporation, one of the world’s largest power companies, where he held various positions including Vice President of Strategy, and President, North America, from 2004 to 2009. Prior to joining AES, Mr. Gee served as a senior executive at PG&E Corporation, one of the largest combination natural gas and electric utilities in the United States, from 2000 to 2003, where he held the position of Vice President of Strategic Planning.

There are no arrangements or understandings between Mr. Gee and the Company or any employee or affiliate of the Company, pursuant to which Mr. Gee was selected as a director. In addition, there is no family relationship between Mr. Gee and any other director or executive officer of the Company, and we are not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K in connection with the disclosures above. In connection with the appointment, we also entered into our standard form of written indemnification agreement for directors with Mr. Gee.

Mr. Gee will be compensated for his services as a director on the same basis as other non-employee directors of the Company, including: an annual retainer in the amount of $25,000; a quarterly meeting fee retainer in the amount of $2,750; a quarterly committee retainer in the amount of $1,750; and an annual equity grant with a value of $45,000 in the form of stock options and restricted stock. Mr. Gee will receive a prorated amount of the compensation described above, based on his date of appointment of August 6, 2009.

On August 6, 2009, we issued a press release announcing Mr. Gee’s appointment to the Board of Directors. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of C&D Technologies, Inc. dated August 6, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&D TECHNOLOGIES, INC.

By:	/s/ Ian J. Harvie
Ian J. Harvie, Vice President and Chief Financial Officer

Date: August 6, 2009

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